EXHIBIT 10.22

NOVATION OF SERVICE AGREEMENT

THIS DEED OF NOVATION is made on June 1, 2013

BETWEEN

(1)	Alliance Boots Holdings Limited (formerly known as Alliance Boots Limited and previously as Alliance Boots plc), a private limited company incorporated under the laws of England and Wales, having its registered office at Sedley Place, 4th Floor, 361 Oxford Street, London WIC 2.11, and registered under No. 04452715 (the "Former Employer");

(2)	Alliance Boots Management Services MC S.A.M. a société anonyme incorporated under the laws of Monaco, having its registered, office at [ADDRESS] and registered with the Monaco Register of Commerce under RCI N°: 13S05893 (the "Alliance Boots MS"); and

(3)	Ornella Barra, a citizen of Monaco, resident at [ADDRESS] (the "Executive", together with the Former Employer and Alliance Boots MBS the "Parties", and each a "Party").

WHEREAS

(A)	The Executive was employed by Alliance Unichem Plc pursuant to an Employment Agreement dated December 10, 2002, by and between the Alliance Unichem Plc and the Executive (the "Service Agreement").

(B)	Upon completion of the merger between Boots Group PLC and Alliance UniChem Plc and the change of name of Boots Group PLC to Alliance Boots plc, the Service Agreement was terminated by mutual consent on July 31, 2006.

(C)	Pursuant to that Agreement, dated July 31, 2006, by and among the Former Employer, Alliance UniChem Plc and the Executive, with immediate effect thereafter a New Service Agreement dated July 31, 2006 commenced between the Executive and the Former Employer on identical terms to the Service Agreement save for the removal of the restriction under clause 17.1.1 thereof in relation to Boots (the "New Service Agreement"), a copy of which is attached hereto as Exhibit A.

(D)	On December 21, 2012, Alliance Boots MS, a subsidiary of Alliance Boots Holdings Limited was incorporated in Monaco with its principal business activity being the provision of management services.

(E)	The Parties desire and agree to the appointment of Alliance Boots MS as the substitute employer in place of the Former Employer under the New Service Agreement on the terms and subject to the conditions contained herein.

IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	Novation

Effective as of, from and after January 1, 2013, the Former Employer shall be substituted for, and replaced by, Alliance Boots MS under the New Service Agreement and Alliance Boots MS shall assume all rights and obligations of the Former Employer under, arising out of or in connection with the New Service Agreement and shall be bound in all respects in place of the Former Employer under the New Service Agreement and the New Service Agreement shall thereafter be construed and treated in all respects as if Alliance Boots MS had originally been named instead of the Former Employer as a party to the New Service Agreement. The Executive hereby acknowledges and agrees that this Agreement shall constitute a novation of the Former Employer's obligations, burdens and liabilities under, and any rights, title and interest with respect to, the New Service Agreement.

2.	Release and Discharge

The Executive hereby releases and discharges the Former Employer from and after January 1, 2013 from all further obligations arising under the New Service Agreement and all liabilities, claims and demands howsoever arising under the New Service Agreement, whether in contract, tort or otherwise, and accepts the obligations and liability of Alliance Boots MS under the New Service Agreement in place of the obligations and liability of the Former Employer thereunder.

3.	Continuity of Service; Place of Work

The Executive's employment by the Company commenced on March 8, 1984 and her continuity of employment is expressly preserved. All references to "Alliance UniChem Plc" or "the Company" in the Service Agreement shall be deemed to refer to Alliance Boots MS in the New Service Agreement, as novated and amended hereby.

The first sentence of Clause 5.1 of the New Service Agreement is hereby amended and restated to read as follows: "The Executive shall perform her duties at the offices of the Company based in Monte Carlo, Monaco (currently located at [ADDRESS]) and/or at such other place of business of the Company or of any Group Company as the Company requires whether inside or outside Monaco."

4.	Amendment and Continuing Effect

Except as expressly set forth herein, including in Clause 3 above, no other amendment or modification is made to the New Service Agreement, as novated, which shall continue in full force and effect in accordance with its terms. References to "this Agreement" in the New Service Agreement shall include the New Service Agreement as novated and amended hereby.

5.	Effective Date

The novation of the New Service Agreement and the substitution of the Former Employer thereunder by Alliance Boots MS shall be deemed to have occurred on January 1, 2013.

6.	Notices

From and after January 1, 2013, the following notice information for Alliance Boots MS shall be used for purposes of the New Service Agreement:

Alliance Boots Management Services MC S.A.M.

Address:	[ADDRESS]

For the attention of:	The President

With a copy to:

Address:.	Alliance Boots Group
Sedley Place, 4th Floor
361 Oxford Street London W1C 2JL
United Kingdom

For the attention of:	Frank Standish, Corporate Secretary

or such other address as may be notified in writing from time to time by the relevant Party to the other Party for the purposes of this clause.

7.	Entire Agreement

This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and all agreements and undertakings between them in respect to this subject matter are merged into and incorporated herein. The Agreement is binding upon and shall inure to the benefit of the Parties hereto and successors in interest. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

8.	Further Assurances

Each of the Parties to this Agreement hereby covenants and agrees that it shall execute such documents and take such further action as any other Party hereto may reasonably request in order to give effect to the novation set forth herein.

9.	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, which may be delivered by facsimile or by electronic mail, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all counterparts together shall constitute one and the same instrument.

10.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

IN WITNESS whereof this Agreement has been executed and delivered as a deed on the date set forth above.

EXECUTED and delivered as a deed by
ALLIANCE BOOTS HOLDINGS LIMITED	)
acting by FRANK STANDISH, a director, duly	)	/s/ Frank Standish
authorized for the purposes hereof, in the	)
presence of a witness:

Witness

Signature	: /s/ Marco Pagni

Name	: MARCO PAGNI

Occupation	: GENERAL COUNSEL

Address	: c/o Sedley Place, 4th Floor, 361 Oxford Street,
London W1C 2JL

EXECUTED and delivered as a deed by
ALLIANCE BOOTS MANAGEMENT	)
SERVICES MC S.A.M.acting by Stefano Pessina,	)	/s/ Stefano Pessina
a director, duly authorized for the	)
purposes hereof, in the presence of a witness:

Witness

Signature	: /s/ Marco Pagni

Name	: MARCO PAGNI

Occupation	: GENERAL COUNSEL

Address	: c/o Sedley Place, 4th Floor, 361 Oxford Street,
London W1C 2JL

EXECUTED and delivered as a deed by	)
ORNELLA BARRA in the presence of a	)	/s/ Ornella Barra
witness:	)

Witness

Signature	: /s/ Marco Pagni

Name	: MARCO PAGNI

Occupation	: GENERAL COUNSEL

Address	: c/o Sedley Place, 4th Floor, 361 Oxford Street,
London W1C 2JL